Exhibit 99.1

Investor Relations Contact:
Shanye Hudson, (510) 661-1600
shanye.hudson@seagate.com

Media Contact:
Gregory Belloni, (415) 235-9092
gregory.belloni@seagate.com

SEAGATE TECHNOLOGY REPORTS FISCAL SECOND QUARTER 2022 FINANCIAL RESULTS
–Revenue of $3.12 billion
–GAAP operating margin of 18.6%; non-GAAP operating margin of 19.9%
–GAAP diluted earnings per share (EPS) of $2.23; non-GAAP diluted EPS of $2.41
–Cash flow from operations of $521 million and free cash flow of $426 million
–Returned $622 million to shareholders through dividends and the repurchase of 5.1 million ordinary shares
–Calendar year cash flow from operations of $1.9 billion and calendar year free cash flow of $1.4 billion

FREMONT, CA - January 26, 2022 - Seagate Technology Holdings plc (NASDAQ: STX) (the “Company” or “Seagate”) today reported financial results for its fiscal second quarter ended December 31, 2021.

“Calendar 2021 was an outstanding year for Seagate. Compared with the prior calendar year, we grew revenue by 18% and more importantly, delivered free cash flow growth of 39%, which we are deploying effectively into our long-standing capital returns program,” said Dave Mosley, Seagate’s chief executive officer.

“The calendar year was capped by strong December quarter performance including our highest revenue level in over 6-years, supported by cloud data center demand for our high capacity nearline products. We continue to execute amid a very dynamic business environment. Barring any significant additional macro disruptions, we expect to build on our 2021 performance this calendar year and beyond as favorable demand trends support revenue expansion consistent with our long-term financial model range of 3-to-6% growth.”

Quarterly Financial Results

	GAAP		Non-GAAP
	FQ2 2022	FQ2 2021	FQ2 2022	FQ2 2021
Revenue ($M)	$3,116	$2,623	$3,116	$2,623
Gross Margin	30.4%	26.5%	30.7%	26.8%
Operating Margin	18.6%	13.3%	19.9%	14.7%
Net Income ($M)	$501	$280	$543	$323
Diluted Earnings Per Share	$2.23	$1.12	$2.41	$1.29

The Company generated $521 million in cash flow from operations and $426 million in free cash flow during the fiscal second quarter 2022. Seagate maintained a healthy balance sheet, and during the fiscal second quarter the Company paid cash dividends of $151 million and repurchased 5.1 million ordinary shares for $471 million. Cash and cash equivalents totaled $1.5 billion. There were 219 million ordinary shares issued and outstanding as of the end of the quarter.
For a detailed reconciliation of GAAP to non-GAAP results, see accompanying financial tables.

Seagate has issued a Supplemental Financial Information document, which is available on Seagate’s Investor Relations website at investors.seagate.com.

Quarterly Cash Dividend
The Board of Directors of the Company (the “Board”) declared a quarterly cash dividend of $0.70 per share, which will be payable on April 6, 2022 to shareholders of record as of the close of business on March 22, 2022. The payment of any future quarterly dividends will be at the discretion of the Board and will be dependent upon Seagate’s financial position, results of operations, available cash, cash flow, capital requirements and other factors deemed relevant by the Board.

Business Outlook
The business outlook for the fiscal third quarter 2022 is based on our current assumptions and expectations; actual results may differ materially, as a result of, among other things, the important factors discussed in the Cautionary Note Regarding Forward-Looking Statements section of this release.

The Company is providing the following guidance for its fiscal third quarter 2022:
•Revenue of $2.9 billion, plus or minus $150 million
•Non-GAAP diluted EPS of $2.00, plus or minus $0.20

Guidance regarding non-GAAP diluted EPS excludes known charges related to amortization of acquired intangible assets of $0.02 per share and estimated share-based compensation expenses of $0.17 per share.

We have not reconciled our non-GAAP diluted EPS guidance for fiscal third quarter 2022 to the most directly comparable GAAP measure because material items that may impact these measures are out of our control and/or cannot be reasonably predicted, including, but not limited to, accelerated depreciation, impairment and other charges related to cost saving efforts, restructuring charges, losses and costs recognized on the modification or early redemption and repurchase of debt, strategic investment gains, losses or impairment recognized, income tax adjustments on these measures, and other charges or benefits that may arise. The amounts of these measures are not currently available but may be material to future results. A reconciliation of the non-GAAP diluted EPS guidance for fiscal third quarter 2022 to the corresponding GAAP measures is not available without unreasonable effort. A reconciliation of our historical non-GAAP financial measures to their nearest GAAP equivalent is contained in this release.

Investor Communications
Seagate management will hold a public webcast today at 1:30 p.m. Pacific / 4:30 p.m. Eastern that can be accessed on its Investor Relations website at investors.seagate.com.

An archived audio webcast of this event will be available on Seagate’s Investor Relations website at investors.seagate.com shortly following the event conclusion.

About Seagate
Seagate Technology crafts the datasphere, helping to maximize humanity’s potential by innovating world-class, precision-engineered data storage and management solutions with a focus on sustainable partnerships. A global technology leader for more than 40 years, the company has shipped over three billion terabytes of data capacity. Learn more about Seagate by visiting www.seagate.com or following us on Twitter, Facebook, LinkedIn, YouTube, and subscribing to our blog.

© 2022 Seagate Technology LLC. All rights reserved. Seagate, Seagate Technology, and the Spiral logo are registered trademarks of Seagate Technology LLC in the United States and/or other countries.

Cautionary Note Regarding Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements provide current expectations of future events based on certain assumptions and include any statement that does not directly relate to any historical fact. Forward-looking statements include, among other things, statements about the Company’s plans, programs, strategies and prospects, financial outlook for future periods, including the fiscal third quarter 2022, expectations regarding the Company’s products, our ability to ramp production, storage industry trends and market demand, shifts in technology, the Company’s ability to meet market and industry expectations and the effects of these future trends, the possible effects of the economic conditions worldwide resulting from the COVID-19 pandemic or other macro disruptions, including the likelihood or significance of continuing supply chain disruptions, and expectations on the Company’s business as well as dividend issuance plans for the fiscal quarter ending April 1, 2022 and beyond. Forward-looking statements generally can be identified by words such as “expects,” “intends,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” “projects,” “should,” “may,” “will,” "will continue," "can," "could" or the negative of these words, variations of these words and comparable terminology, in each case, intended to refer to future events or circumstances. However, the absence of these words or similar expressions does not mean that a statement is not forward-looking. Forward-looking statements are subject to various uncertainties and risks that could cause our actual results to differ materially from historical experience and our present expectations or projections. These risks and uncertainties include, but are not limited to, those described under the captions “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the Company’s Annual Report on Form 10-K for the year ended July 2, 2021 filed with the U.S. Securities and Exchange Commission on August 6, 2021. Additional information will also be set forth in the Company's Quarterly Report on Form 10-Q for the quarter ended December 31, 2021. Undue reliance should not be placed on the forward-looking statements in this press release, which are based on information available to us on, and which speak only as of, the date hereof. The Company undertakes no obligation to update forward-looking statements to reflect events or circumstances after the date they were made, unless required by applicable law.

The inclusion of Seagate’s website addresses in this press release are provided for convenience only. The information contained in, or that can be accessed through, Seagate’s websites and social media channels are not part of this press release.

SEAGATE TECHNOLOGY HOLDINGS PLC
CONDENSED CONSOLIDATED BALANCE SHEETS
(In millions)

	December 31, 2021	July 2, 2021
	(unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$1,535	$1,209
Accounts receivable, net	1,399	1,158
Inventories	1,287	1,204
Other current assets	229	208
Total current assets	4,450	3,779
Property, equipment and leasehold improvements, net	2,216	2,181
Goodwill	1,237	1,237
Other intangible assets, net	19	29
Deferred income taxes	1,126	1,117
Other assets, net	327	332
Total Assets	$9,375	$8,675
LIABILITIES AND EQUITY
Current liabilities:
Accounts payable	$1,812	$1,725
Accrued employee compensation	228	282
Accrued warranty	62	61
Current portion of long-term debt	235	245
Accrued expenses	655	608
Total current liabilities	2,992	2,921
Long-term accrued warranty	82	75
Other non-current liabilities	149	154
Long-term debt, less current portion	5,626	4,894
Total Liabilities	8,849	8,044

Total Equity	526	631
Total Liabilities and Equity	$9,375	$8,675

SEAGATE TECHNOLOGY HOLDINGS PLC
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In millions, except per share data)
(Unaudited)

	For the Three Months Ended		For the Six Months Ended
	December 31, 2021	January 1, 2021	December 31, 2021	January 1, 2021
Revenue	$3,116	$2,623	$6,231	$4,937

Cost of revenue	2,168	1,927	4,327	3,645
Product development	228	221	461	444
Marketing and administrative	136	122	269	240
Amortization of intangibles	3	3	6	6
Restructuring and other, net	1	2	2	3
Total operating expenses	2,536	2,275	5,065	4,338

Income from operations	580	348	1,166	599

Interest income	1	—	1	1
Interest expense	(62)	(52)	(121)	(102)
Other, net	(5)	(5)	1	14
Other expense, net	(66)	(57)	(119)	(87)

Income before income taxes	514	291	1,047	512
Provision for income taxes	13	11	20	9
Net income	$501	$280	$1,027	$503

Net income per share:
Basic	$2.27	$1.12	$4.58	$1.99
Diluted	2.23	1.12	4.50	1.97
Number of shares used in per share calculations:
Basic	221	249	224	253
Diluted	225	251	228	255

Cash dividends declared per ordinary share	$0.70	$0.67	$1.37	$1.32

SEAGATE TECHNOLOGY HOLDINGS PLC
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In millions)
(Unaudited)

	For the Six Months Ended
	December 31, 2021	January 1, 2021
OPERATING ACTIVITIES
Net income	$1,027	$503
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	212	195
Share-based compensation	70	58
Deferred income taxes	—	(13)
Other non-cash operating activities, net	22	4
Changes in operating assets and liabilities:
Accounts receivable, net	(241)	315
Inventories	(83)	(176)
Accounts payable	63	(75)
Accrued employee compensation	(54)	(18)
Accrued expenses, income taxes and warranty	40	(36)
Other assets and liabilities	(39)	13
Net cash provided by operating activities	1,017	770
INVESTING ACTIVITIES
Acquisition of property, equipment and leasehold improvements	(212)	(270)
Proceeds from sale of investments	34	11
Purchases of investments	(18)	(4)
Net cash used in investing activities	(196)	(263)
FINANCING ACTIVITIES
Redemption and repurchase of debt	(481)	(21)
Dividends to shareholders	(304)	(334)
Repurchases of ordinary shares	(896)	(1,068)
Taxes paid related to net share settlement of equity awards	(45)	(32)
Proceeds from issuance of long-term debt	1,200	1,000
Proceeds from issuance of ordinary shares under employee stock plans	37	40
Other financing activities, net	(6)	(15)
Net cash used in financing activities	(495)	(430)
Increase in cash, cash equivalents and restricted cash	326	77
Cash, cash equivalents and restricted cash at the beginning of the period	1,211	1,724
Cash, cash equivalents and restricted cash at the end of the period	$1,537	$1,801

Use of non-GAAP financial information

The Company uses non-GAAP measures of gross profit, gross margin, operating expenses, income from operations, operating margin, net income, diluted EPS, and free cash flow, which are adjusted from results based on GAAP to exclude certain benefits, expenses, gains and losses. These non-GAAP financial measures are provided to enhance the user’s overall understanding of the Company’s current financial performance and its prospects for the future. Specifically, the Company believes non-GAAP results provide useful information to both management and investors as these non-GAAP results exclude certain benefits, expenses, gains and losses that it believes are not indicative of its core operating results and because it is similar to the approach used in connection with the financial models and estimates published by financial analysts who follow the Company.

These non-GAAP results are some of the measurements management uses to assess the Company’s performance, allocate resources and plan for future periods. Reported non-GAAP results should only be considered as supplemental to results prepared in accordance with GAAP, and not considered as a substitute or replacement for, or superior to, GAAP results. These non-GAAP measures may differ from the non-GAAP measures reported by other companies in its industry.

SEAGATE TECHNOLOGY HOLDINGS PLC
RECONCILIATIONS OF GAAP TO NON-GAAP MEASURES
(In millions, except per share amounts and gross margin)
(Unaudited)

	For the Three Months Ended		For the Six Months Ended
	December 31, 2021	January 1, 2021	December 31, 2021	January 1, 2021
GAAP Gross Profit	$948	$696	$1,904	$1,292
Accelerated depreciation, impairment and other charges related to cost saving efforts	—	—	—	2
Amortization of acquired intangible assets	1	1	2	10
Share-based compensation	9	7	18	14
Non-GAAP Gross Profit	$958	$704	$1,924	$1,318

GAAP Gross Margin	30.4%	26.5%	30.6%	26.2%
Non-GAAP Gross Margin	30.7%	26.8%	30.9%	26.7%

GAAP Operating Expenses	$368	$348	$738	$693
Amortization of acquired intangible assets	(3)	(3)	(6)	(6)
Restructuring and other, net	(1)	(2)	(2)	(3)
Share-based compensation	(27)	(23)	(52)	(44)
Other charges	—	(1)	(2)	(1)
Non-GAAP Operating Expenses	$337	$319	$676	$639

GAAP Income From Operations	$580	$348	$1,166	$599
Accelerated depreciation, impairment and other charges related to cost saving efforts	—	—	—	2
Amortization of acquired intangible assets	4	4	8	16
Restructuring and other, net	1	2	2	3
Share-based compensation	36	30	70	58
Other charges	—	1	2	1
Non-GAAP Income From Operations	$621	$385	$1,248	$679

GAAP Operating Margin	18.6%	13.3%	18.7%	12.1%
Non-GAAP Operating Margin	19.9%	14.7%	20.0%	13.8%

GAAP Net Income	$501	$280	$1,027	$503
Accelerated depreciation, impairment and other charges related to cost saving efforts	—	—	—	2
Amortization of acquired intangible assets	4	4	8	16
Restructuring and other, net	1	2	2	3
Losses and costs recognized on the modification or early redemption and repurchase of debt	1	—	1	2
Strategic investment losses (gains) recognized	2	7	(7)	(24)
Share-based compensation	36	30	70	58
Other charges	—	1	2	15
Income tax adjustments	(2)	(1)	(16)	(10)
Non-GAAP Net Income	$543	$323	$1,087	$565

SEAGATE TECHNOLOGY HOLDINGS PLC
RECONCILIATIONS OF GAAP TO NON-GAAP MEASURES
(In millions, except per share amounts and gross margin)
(Unaudited)

	For the Three Months Ended		For the Six Months Ended
	December 31, 2021	January 1, 2021	December 31, 2021	January 1, 2021
Shares used in diluted net income per share calculation	225	251	228	255
GAAP Diluted Net Income Per Share	$2.23	$1.12	$4.50	$1.97
Non-GAAP Diluted Net Income Per Share	2.41	1.29	4.77	2.22

GAAP Net Cash Provided by Operating Activities	$521	$473	$1,017	$770
Acquisition of property, equipment and leasehold improvements	95	159	212	270
Free Cash Flow	$426	$314	$805	$500

	For the Calendar Year 2020(1)	For the Calendar Year 2021(2)
GAAP Net Cash Provided by Operating Activities	$1,548	$1,873
Acquisition of property, equipment and leasehold improvements	514	440
Free Cash Flow	$1,034	$1,433
——————————
(1) Calendar year 2020 is the combined results from fiscal third quarter 2020 to fiscal second quarter 2021.
(2) Calendar year 2021 is the combined results from fiscal third quarter 2021 to fiscal second quarter 2022.

The Company’s Non-GAAP measures are adjusted for the following items:

Accelerated depreciation, impairment and other charges related to cost saving efforts
These expenses are excluded in the non-GAAP measures due to the inconsistency in amount and frequency and are excluded to facilitate a more meaningful evaluation of the Company’s current operating performance and comparison to its past periods’ operating performance.
Amortization of acquired intangible assets
The Company records expense from amortization of intangible assets that were acquired in connection with its business combinations over their estimated useful lives. Such charges are inconsistent in size and are significantly impacted by the timing and magnitude of the Company’s acquisitions. Consequently, these expenses are excluded in the non-GAAP measures to facilitate a more meaningful evaluation of its current operating performance and comparison to its past periods’ operating performance.
Share-based compensation
These expenses consist primarily of expenses for employee share-based compensation. Given the variety of equity awards used by companies, the varying methodologies for determining share-based compensation expense, the subjective assumptions involved in those determinations, and the volatility in valuations that can be driven by market conditions outside the Company’s control, the Company believes excluding share-based compensation expense enhances the ability of management and investors to understand and assess the underlying performance of its business over time and compare it against the Company’s peers, a majority of whom also exclude share-based compensation expense from their non-GAAP results.
Restructuring and other, net
Restructuring and other, net are costs associated with restructuring plans that are primarily related to costs associated with reduction in the Company’s workforce, exiting certain facilities and other related costs. These also exclude charges or gains from sale of properties. These costs or benefits do not reflect the Company’s ongoing operating performance and consequently are excluded from the non-GAAP measures to facilitate a more meaningful evaluation of its current operating performance and comparison to its past periods’ operating performance.
Other charges
The other charges primarily include write-offs related to an internal reorganization and IT transformation costs. These charges are inconsistent in amount and frequency and are excluded in the non-GAAP measures to facilitate a more meaningful evaluation of its current operating performance and comparison to its past periods’ operating performance.
Losses and costs recognized on the modification or early redemption and repurchase of debt
From time to time, the Company incurs losses and fees from the early redemption and repurchase of certain long-term debt instruments. The losses represent the difference between the reacquisition costs and the par value of the debt extinguished. Other fees include any new fees associated with a modification and the write-off of any unamortized debt issuance costs associated with an extinguishment of debt. The amount of these charges may be inconsistent in size and varies depending on the timing of the repurchase of debt and consequently is excluded from the non-GAAP measures to facilitate a more meaningful evaluation of its current operating performance and comparison to its past periods’ operating performance.
Strategic investment losses (gains) recognized
From time to time, the Company incurs losses or gains from strategic investments accounted for under the equity method of accounting or records downward or upward adjustments to the carrying value of strategic investments accounted for under the measurement alternative if an impairment or observable price adjustment is recognized in the current period that are not considered as part of its ongoing operating performance. The resulting expense or gain is inconsistent in amount and frequency and consequently is excluded from the non-GAAP measures to facilitate a more meaningful evaluation of its current operating performance and comparison to its past periods’ operating performance.
Income tax adjustments
Provision or benefit for income taxes represents the tax effects of non-GAAP adjustments determined using a hybrid with and without method and effective tax rate for the applicable adjustment and jurisdiction.
Free cash flow
Free cash flow is a non-GAAP measure defined as net cash provided by operating activities less acquisition of property, equipment and leasehold improvements. Free cash flow does not reflect non-cash items, net cash used or provided by financing activities, and net cash used or provided by investing activities, other than acquisition of property, equipment and leasehold improvements. This non-GAAP financial measure is used by management to assess the Company's sources of liquidity, capital structure and operating performance.